Exhibit 99.1

The LGL Group, Inc. Reports Q1 2016 Financial Results

Announces 2016 Annual Meeting and Changes to its Board of Directors

ORLANDO, FL, May 13, 2016 – The LGL Group, Inc. (NYSE MKT: LGL) (the "Company"), announced results for the quarter ended March 31, 2016.
Summary of Q1 2016 Results:
•	Revenues were $4.8 million, down 12.0% from Q1 2015
•	Net loss of ($0.1) million, or ($0.05) per share, improved 29.2% compared to Q1 2015
•	Adjusted EBITDA per share was $0.01 versus $0.03 in Q1 2015
•	Order backlog was $9.0 million, up 2.5% from Q4 2015

The Company's newly elected Chairman of the Board and CEO, Michael J. Ferrantino, Sr., stated "Although we were disappointed by the 12% revenue decrease, we were encouraged by the $335,000 increase in our backlog over the previous quarter. Most of the decrease is a result of the continuing price compression in the frequency control commodities market rather than lost business.  We view this price compression as a secular trend and have been actively transitioning our product mix, strategic focus, and marketing efforts towards more lucrative and higher margin markets.  Profitability appears to be in reach, given our lower cost structure, as we gain greater traction in these markets.  As we advance into our second quarter with the increase in backlog, we do expect shipments to pick up."

Positive Cash Flows from Operations; Solid Capital Position

Net cash provided by operating activities was $0.1 million for the quarters ended March 31, 2016 and 2015.  Total cash and cash equivalents was $5.6 million, or $2.09 per share, at March 31, 2016, consistent with our cash position at December 31, 2015.  Adjusted working capital (accounts receivable, net, plus inventory, net, less accounts payable) was $5.0 million as of March 31, 2016, compared to $5.2 million as of December 31, 2015, which reflects the continuing effort to manage working capital levels to operating activity.
2016 Annual Meeting of Stockholders

The Company also announced that it's 2016 Annual Meeting of Stockholders (the "2016 Annual Meeting") will be held on Thursday, June 16, 2016, at 9:00 a.m., local time, at the Company's headquarters, 2525 Shader Road, Orlando, FL 32804. The record date for stockholders to receive notice of, and to vote at, the 2016 Annual Meeting was April 19, 2016.

Frederic V. Salerno, Jr. and Hendi Susanto have been nominated for election to the Company's Board of Directors (the "Board"). Mr. Salerno is the Strategic Sourcing Manager for Brunswick Corporation and brings over 25 years' experience in operations and supply chain management. Mr. Susanto is Vice President, Equity Research, Technology Leader, for Gabelli & Company, and brings extensive experience in evaluating investments in technology, mergers and acquisitions, convertible debts and restructuring. Additionally, one incumbent member of the Board, Patrick J. Guarino, has decided to retire and will not stand for re-election at the 2016 Annual Meeting, which, pending the results of the 2016 Annual Meeting, will increase the size of the Board to eight members. Marc Gabelli, former Chairman of the Board, added, "On behalf of management and the entire Board, we extend a sincere thank you to Mr. Guarino for his practical guidance, mentoring and contributions during his tenure on the Board. We will surely miss his advice and council. All of us wish him the very best in his retirement."

About The LGL Group, Inc.

The LGL Group, Inc., through its wholly-owned subsidiary MtronPTI, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits.  These components ensure reliability and security in aerospace and defense communications, synchronize data transfers throughout the wireless and internet infrastructure, and provide low noise and base accuracy for lab instruments.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota and Noida, India, with local sales offices in Sacramento, California and Hong Kong.

For more information on the Company and its products and services, contact Patti Smith at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan," "believe," "potential," "should," "continue" or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

Patti Smith
The LGL Group, Inc.
pasmith@lglgroup.com
(407) 298-2000

 THE LGL GROUP, INC.
 Condensed Consolidated Statements of Operations – UNAUDITED
(Dollars in Thousands, Except Per Share Amounts)

For the three months ended March 31,	2016	2015

REVENUES	$4,756	$5,404
Costs and expenses:
Manufacturing cost of sales	3,257	3,605
Engineering, selling and administrative	1,661	1,960
OPERATING LOSS	(162)	(161)
Total other income (expense)	36	(17)
LOSS BEFORE INCOME TAXES	(126)	(178)
Income tax provision	—	—

NET LOSS	$(126)	$(178)

Weighted average number of shares used in basic and diluted EPS calculation	2,665,434	2,616,485
BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.05)	$(0.07)

THE LGL GROUP, INC.
Condensed Consolidated Balance Sheets
(Dollars in Thousands)

	March 31,
	2016	December 31,
ASSETS	(Unaudited)	2015
Cash and cash equivalents	$5,576	$5,553
Accounts receivable, less allowances of $34 at March 31, 2016 and December 31, 2015, respectively	2,544	2,606
Inventories, net	3,550	3,546
Prepaid expenses and other current assets	359	247
Total Current Assets	12,029	11,952
Property, plant, and equipment, net	3,023	3,165
Intangible assets, net	461	475
Other assets	208	211
Total Assets	$15,721	$15,803

LIABILITIES AND STOCKHOLDERS' EQUITY
Total Liabilities	2,139	2,076
Total Stockholders' Equity	13,582	13,727
Total Liabilities and Stockholders' Equity	$15,721	$15,803

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated condensed financial statements presented on a GAAP basis, the Company uses certain non-GAAP measures, including Adjusted EBITDA, which we define as net income (loss) adjusted to exclude depreciation and amortization expense, interest income (expenses), provision (benefit) for income taxes, stock-based compensation expense and other items we believe are are discrete events which have a significant impact on comparable GAAP measures and could distort an evaluation of our normal operating performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Reconciliation of 2016 GAAP Loss Before Income Taxes to Non-GAAP Adjusted EBITDA:

For the three months ended (000's, except shares and per share amounts)	March 31, 2016	March 31, 2015

Net loss before income taxes	$(126)	$(178)
Interest expense	6	5
Depreciation and amortization	204	228
Non-cash stock compensation	(16)	13
Gain on disposal of assets	(43)	—
Adjusted EBITDA	$25	$68

Weighted average number of shares used in basic and diluted EPS calculation	2,665,434	2,616,485
Adjusted EBITDA per share	$0.01	$0.03